Exhibit 10.1

[EXECUTION VERSION]

EMPLOYEE MATTERS AGREEMENT, dated as of October 15, 2023, by and between VISTA OUTDOOR INC., a Delaware corporation (“Vista Outdoor”), and REVELYST, INC., a Delaware corporation and direct wholly owned subsidiary of Vista Outdoor (“Revelyst”).

WHEREAS, concurrently with the execution of this Agreement, Vista Outdoor and Revelyst are entering into a Separation Agreement (the “Separation Agreement”), pursuant to which Vista Outdoor shall effect the Separation pursuant to which, among other things, the assets and liabilities of the Revelyst Business will be transferred to Revelyst and thereby separated from the Vista Outdoor Business; and

WHEREAS, in connection with the Separation, Vista Outdoor and Revelyst desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Separation Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Separation Agreement, unless otherwise indicated.

“Agreement” means this Employee Matters Agreement together with those parts of the Separation Agreement referenced herein and all schedules hereto and all amendments, modifications and changes hereto and thereto.

“Benefit Plan” has the meaning set forth in the Merger Agreement.

“Claiming Party” has the meaning set forth in Section 8.10(c).

“Closing Year AIPs” means the annual incentive programs established by the Vista Outdoor Group for Revelyst Employees in respect of the fiscal year in which the Effective Time occurs.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any applicable similar state or local laws.

“Company DSU” has the meaning set forth in the Merger Agreement.

“Company Option” has the meaning set forth in the Merger Agreement.

“Company PSU” has the meaning set forth in the Merger Agreement, but excluding each Specified Company PSU.

“Company RSU” has the meaning set forth in the Merger Agreement.

“Continuing Non-Employee Director” means a non-employee director of Vista Outdoor as of immediately prior to the Effective Time who, immediately following the Effective Time, becomes a non-employee director of Revelyst.

“Separation Agreement” has the meaning set forth in the recitals of this Agreement.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Eric Nyman Employment Agreement” means that certain employment agreement, by and between Eric Nyman and Vista Outdoor, dated as of July 20, 2023.

“ERISA” has the meaning set forth in the Merger Agreement.

“Former Revelyst Employee” means each individual whose employment with the Parties ended prior to the Effective Time and whose last employment immediately prior to termination was exclusively providing services to the Revelyst Business.

“Former Shared Services Employee” means each individual whose employment with the Parties ended prior to the Effective Time and whose last employment immediately prior to termination was providing services to both the Vista Outdoor Business and the Revelyst Business.

“Former Vista Outdoor Employee” means each individual whose employment with the Parties ended prior to the Effective Time and whose last employment immediately prior to termination was exclusively providing services to the Vista Outdoor Business.

“Non-U.S. DC Plan” has the meaning set forth in Section 3.01(f).

“Other Party” has the meaning set forth in Section 8.10(c).

“Party” means either party hereto, and “Parties” means both parties hereto.

“Pension Plan” means any Benefit Plan that is a pension plan as defined in Section 3(2) of ERISA, without regard to Section 4(b)(4) or 4(b)(5) of ERISA.

“Revelyst” has the meaning set forth in the preamble of this Agreement.

“Revelyst 401(k) Plan” has the meaning set forth in Section 3.01(a).

“Revelyst Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by any member of the Revelyst Group to which any member of the Revelyst Group is party, in either case, immediately after the Effective Time.

“Revelyst CBA” means any collective bargaining, works council or other labor union agreement, contract or arrangement covering Revelyst Employees.

“Revelyst Conversion Ratio” means a fraction, the numerator of which is the Vista Outdoor Pre-Closing Stock Price, and the denominator of which is the Revelyst Post-Closing Stock Price.

“Revelyst DC SERP” has the meaning set forth in Section 3.02.

“Revelyst Employee” means an individual who (a) is employed by the Revelyst Group immediately prior to the Effective Time, including each To-Revelyst Employee and any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, child bonding, adoption or similar family-related leave, illness, injury or long- or short-term disability) from which such employee is permitted to return to active employment in accordance with the Revelyst Group’s personnel policies, as in effect from time to time, or applicable Law, or (b) is employed by a professional employer organization and exclusively providing services to the Revelyst Business immediately prior to the Effective Time.

“Revelyst Employee Liabilities” means (a) all actual or potential Liabilities, including Liabilities in connection with providing compensation and benefits, that arise (i) before, on or after the Effective Time with respect to the employment of any Revelyst Employee or Former Revelyst Employee or (ii) before, on or after the Effective Time under any Revelyst Benefit Plan, (b) fifty percent (50%) of all actual or potential Liabilities, including Liabilities in connection with providing compensation and benefits that arise before, on or after the Effective Time with respect to the employment of any Former Shared Services Employee and (c) all actual or potential Liabilities as expressly provided in this Agreement, in each case, including the following:

(1) all wages and salaries payable to Revelyst Employees or Former Revelyst Employees before, on or after the Effective Time;

(2) all long-term incentive compensation, commissions, non-U.S. pension benefits and bonuses payable to Revelyst Employees or Former Revelyst Employees before, on or after the Effective Time, without regard to when such long-term incentive compensation, commissions, non-U.S. pension benefits or bonuses are or may have been earned;

(3) all severance payable to any Former Revelyst Employee before, on or after the Effective Time;

(4) all expenses and obligations incurred prior to but not paid or owed to any Revelyst Employee or Former Revelyst Employees on or after the Effective Time, including related to relocation, repatriation, transfers, tuition assistance and adoption assistance, sabbatical or similar items;

(5) all benefits offered exclusively by any member of the Revelyst Group to any Revelyst Employee or Former Revelyst Employee; and

(6) all immigration-related, visa, work application or similar rights, obligations and liabilities to the extent they are related to any Revelyst Employees or Former Revelyst Employees.

Notwithstanding the forgoing, (A) liabilities to any Former Revelyst Employee in respect of COBRA as set forth in Section 4.06 on and after the Effective Time and (B) liabilities in respect of equity awards held by Former Revelyst Employees shall be deemed to not be Revelyst Employee Liabilities (the “Specified Vista Outdoor Liabilities”).

“Revelyst FSA” has the meaning set forth in Section 4.07.

“Revelyst Plan HSA” has the meaning set forth in Section 4.08.

“Revelyst Post-Closing Stock Price” means the opening price per share of Revelyst Shares trading on the New York Stock Exchange on the Closing Date (or, if the Closing Date is not a trading day on the New York Stock Exchange, on the first trading day following the Closing Date).

“Revelyst Restricted Individual” means (a) each Former Revelyst Employee or Former Shared Services Employee, in each case, whose employment was terminated after January 1, 2024, but prior to the Effective Time and (b) each Revelyst Employee employed after the Effective Time or whose termination of employment occurs on or after the Effective Time.

“Revelyst Share” means a share of Revelyst common stock, par value $0.01 per share.

“Revelyst Stock Plan” has the meaning set forth in Section 6.01.

“Revelyst Welfare Plans” has the meaning set forth in Section 4.01.

“Revelyst Workers’ Compensation Plan” has the meaning set forth in Section 4.05.

“Specified Company PSU” means each Company PSU identified on Schedule A.

“Substitute Revelyst DSU Award” has the meaning set forth in Section 6.05.

“Substitute Revelyst Option Award” has the meaning set forth in Section 6.04.

“Substitute Revelyst PSU Award” has the meaning set forth in Section 6.03(b).

“Substitute Revelyst RSU Award” has the meaning set forth in Section 6.02(a).

“Trading Session” means the period of time during any given calendar day, commencing with the determination of the opening price on the New York Stock Exchange and ending on the determination of the closing price on the New York Stock Exchange during the regular trading session, in which trading in Vista Outdoor Shares or Revelyst Shares (as applicable) is permitted on the New York Stock Exchange.

“Tax” has the meaning set forth in the Merger Agreement.

“To-Revelyst Employee” has the meaning set forth in Section 2.02.

“To-Vista Outdoor Employee” has the meaning set forth in Section 2.02.

“Vista Outdoor” has the meaning set forth in the preamble of this Agreement.

“Vista Outdoor 401(k) Plan” means the Vista Outdoor 401(k) Plan.

“Vista Outdoor Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by any member of the Vista Outdoor Group or to which any member of the Vista Outdoor Group is party.

“Vista Outdoor DB SERP” means the Vista Outdoor Defined Benefit Supplemental Executive Retirement Plan.

“Vista Outdoor DC SERP” means the Vista Outdoor Defined Contribution Supplemental Executive Retirement Plan.

“Vista Outdoor Employee” means an individual who (a) is employed by the Vista Outdoor Group immediately prior to the Effective Time, including each To-Vista Outdoor Employee and any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, child bonding, adoption or similar family-related leave, illness, injury or long- or short-term disability) from which such employee is permitted to return to active employment in accordance with the Vista Outdoor Group’s personnel policies, as in effect from time to time, or applicable Law or (b) is employed by a professional employer organization and exclusively providing services to the Vista Outdoor Business immediately prior to the Effective Time.

“Vista Outdoor Employee Liabilities” means (a) all actual or potential Liabilities, including Liabilities in connection with providing compensation and benefits, that arise (i) before, on or after the Effective Time with respect to the employment of any Vista Outdoor Employee or Former Vista Outdoor Employee or (ii) except as otherwise explicitly provided in this Agreement, before, on or after the Effective Time under any Vista Outdoor Benefit Plan (other than a Revelyst Benefit Plan), (b) fifty percent (50%) of all actual or potential Liabilities, including Liabilities in connection with providing compensation and benefits that arise before, on or after the Effective Time with respect to the employment of any Former Shared Services Employee and (c) all actual or potential Liabilities as expressly provided under this Agreement. Notwithstanding the forgoing, the Specified Vista Outdoor Liabilities shall be deemed to be Vista Outdoor Employee Liabilities.

“Vista Outdoor ESPP” means the Vista Outdoor Employee Stock Purchase Plan, as amended and restated from time to time.

“Vista Outdoor FSA” has the meaning set forth in Section 4.07.

“Vista Outdoor Pension Plan” has the meaning set forth in Section 3.03.

“Vista Outdoor Plan HSA” has the meaning set forth in Section 4.08.

“Vista Outdoor Pre-Closing Stock Price” means the closing price per share of Vista Outdoor Shares trading “regular way with due bills” during the last full Trading Session immediately prior to the Closing Date.

“Vista Outdoor Restricted Individual” means (a) each Former Vista Outdoor Employee or Former Shared Services Employee, in each case, whose employment was terminated after January 1, 2024, but prior to the Effective Time and (b) each Vista Outdoor Employee employed after the Effective Time or whose termination of employment occurs on or after the Effective Time.

“Vista Outdoor Share” means a share of Vista Outdoor common stock, par value $0.01 per share.

“Vista Outdoor Stock Plans” means the Vista Outdoor 2014 Stock Incentive Plan and the Vista Outdoor 2020 Stock Incentive Plan, each as amended and restated from time to time.

“Vista Outdoor Welfare Plan” means a Welfare Plan that is a Vista Outdoor Benefit Plan.

“Vista Outdoor Workers’ Compensation Plan” means any workers’ compensation plan that is a Vista Outdoor Benefit Plan.

“Welfare Plan” means any Benefit Plan that is an employee welfare plan as defined in Section 3(1) of ERISA, without regard to Section 4(b)(4) or 4(b)(5) of ERISA.

“Workers’ Compensation Event” means the event, injury, illness or condition giving rise to a workers’ compensation claim with respect to a Revelyst Employee.

ARTICLE II

GENERAL ALLOCATION OF LIABILITIES; TRANSITION SERVICES MATTERS

SECTION 2.01. General Allocation of Employee Liabilities. Except as otherwise expressly provided in this Agreement, effective as of the Effective Time, (a) the members of the Revelyst Group shall assume or retain, and the members of the Revelyst Group hereby agree to perform, fulfill, pay and discharge in accordance with their respective terms, and shall indemnify, defend and hold harmless the members of the Vista Outdoor Group from and against, the Revelyst Employee Liabilities, and (b) the members of the Vista Outdoor Group shall assume or retain, and the members of the Vista Outdoor Group hereby agree to perform, fulfill, pay and discharge in accordance with their respective terms, and shall indemnify, defend and hold harmless the members of the Revelyst Group from and against, the Vista Outdoor Employee Liabilities. For the avoidance of doubt, the members of the Vista Outdoor Group and the members of the Revelyst Group shall share equally all Liabilities associated with Former Shared Services Employees.

SECTION 2.02. Employee Transfers. In the event that, prior to the Effective Time, Vista Outdoor determines that (i) an employee of the Vista Outdoor Group spends more than 50% of his or her work time in the operation of the Revelyst Business (a “To-Revelyst Employee”) or (ii) an employee of the Revelyst Group spends at least 50% of his or her work time in the operation of the Vista Outdoor Business (a “To-Vista Outdoor Employee”), then the Parties shall use commercially reasonable efforts to transfer the employment of each To-Revelyst Employee to a member of the Revelyst Group and transfer the employment of each To-Vista Outdoor Employee to a member of the Vista Outdoor Group, in each case, as of immediately prior to the Effective Time; provided that, each employee of the Vista Outdoor Group set forth on Schedule B shall be considered a “To-Revelyst Employee” and each employee of the Revelyst Group set forth on Schedule C shall be considered a “to-Vista Outdoor Employee”; provided, further, that prior to the Effective Time, each of Schedules B and C shall be updated to reflect changes on account of any hiring or termination of employees between the date of this Agreement and the Effective Time, in each case, not in violation of Section 5.01(b)(ix)(I) of the Merger Agreement. Effective as of immediately prior to the Effective Time, Vista Outdoor shall take all actions necessary to assign the Eric Nyman Employment Agreement to, and the rights and obligations of Vista Outdoor thereunder shall be assumed by, Revelyst.

SECTION 2.03. No Employment Obligation. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall create any obligation on the part of the Revelyst Group or the Vista Outdoor Group to continue the employment of any employee for any definite period following the Effective Time or to change the employment status of any employee from “at will”. Unless required pursuant to the terms of the applicable Benefit Plan or applicable Law, the Parties agree that none of the Transactions shall result in any Revelyst Employee or Vista Outdoor Employee being deemed to have incurred a termination of employment or being eligible to receive severance benefits solely as a result of any transfer of employment between any of the Parties on or prior to the Effective Time.

SECTION 2.04. Transition Services. Notwithstanding anything in this Agreement to the contrary regarding any obligation of Revelyst to have established any Revelyst Benefit Plans as of the Effective Time or for Revelyst Employees and their dependents to cease participation in Vista Outdoor Benefit Plans as of the Effective Time, the Parties may agree, including through the Transition Services Agreement, to allow for the later establishment of one or more Revelyst Benefit Plans and permit the continued participation of Revelyst Employees and their dependents in the corresponding Vista Outdoor Benefit Plans for a limited period of time following the Effective Time. Notwithstanding anything to the contrary in this Agreement, the Transition Services Agreement shall exclusively govern the allocation of Liabilities related to the provision of transition services.

ARTICLE III

PENSION AND RETIREMENT PLANS

SECTION 3.01. Qualified Defined Contribution Plans. (a) Establishment of the Revelyst 401(k) Plan. Effective on or before the Effective Time, Revelyst shall adopt, establish and maintain a defined contribution plan and trust for the benefit of Revelyst Employees that is intended to be qualified under Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code (the “Revelyst 401(k) Plan”). The members of the Revelyst Group shall take all necessary and appropriate actions to establish, maintain and administer the Revelyst 401(k) Plan so that it qualifies under Section 401(a) of the Code and the related trust thereunder is exempted from Federal income taxable under Section 501(a)(1) of the Code. For the avoidance of doubt, nothing in this Agreement shall be construed to require Revelyst to maintain any investment option that the fiduciaries of the Revelyst 401(k) Plan deem to be imprudent or inappropriate for the Revelyst 401(k) Plan or that cannot be maintained without commercially unreasonable cost or administrative burden for such plan and its administrator.

(b) Trust to Trust Transfer of Liabilities. Subject to the transfer of Assets described in Section 3.01(c), effective on the Effective Time, members of the Revelyst Group and the Revelyst 401(k) Plan shall assume and be solely responsible for all Liabilities under the Vista Outdoor 401(k) Plan for or relating to the Revelyst Employees. From and after the Effective Time, the members of the Revelyst Group shall be responsible for all ongoing rights of or relating to Revelyst Employees for future participation (including the right to make contributions through payroll deductions) in the Revelyst 401(k) Plan.

(c) Trust to Trust Transfer of Assets. On or as soon as practicable following the Effective Time, members of the Vista Outdoor Group shall cause (including by exercising their contractual right to receive services under the Transition Services Agreement) the account balances (including outstanding loan balances, if any) in the Vista Outdoor 401(k) Plan (or its related trust) attributable to Revelyst Employees to be transferred in cash and in-kind (including participant loans) to the Revelyst 401(k) Plan (or its related trust), and members of the Revelyst Group shall cause the Revelyst 401(k) Plan (or its related trust) to accept such transfer of accounts and underlying Assets. Such transfers shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation 1.414(l)-1 and Section 208 of ERISA. Without limiting the generality of the foregoing, the fiduciaries of the Revelyst 401(k) Plan and the Vista Outdoor 401(k) Plan shall cooperate in good faith to effect the transfers contemplated by this Section 3.01(c) in an efficient and effective manner and in the best interests of participants and beneficiaries, including determining whether and to what extent any investments held under the Vista Outdoor 401(k) Plan (other than participant loans) shall be liquidated prior to the date of such transfer in order to enable the value of such investments to be transferred to the Revelyst 401(k) Plan in cash or cash equivalents.

(d) Employer 401(k) Plan Contributions. The Vista Outdoor Group shall remain responsible for making all employer contributions under the Vista Outdoor 401(k) Plan with respect to any Revelyst Employee relating to the period prior to the Effective Time;

provided that any such employer contributions shall be made by the Vista Outdoor Group prior to any transfer of Liabilities and Assets pursuant to Sections 3.01(b) and (c). The Revelyst Group shall be responsible for all employer contributions under the Revelyst 401(k) Plan with respect to Revelyst Employees relating to the period commencing on the Effective Time.

(e) Limitation of Liability; Cooperation. The Vista Outdoor Group shall have no Liability with respect to the Revelyst 401(k) Plan following the Effective Time, including responsibility for any failure of Revelyst to properly administer the Revelyst 401(k) Plan in accordance with its terms and applicable Law and any failure to properly administer the accounts of Revelyst Employees and their respective beneficiaries in such Revelyst 401(k) Plan. Subject to the last sentence of Section 2.04, Revelyst shall have no Liability with respect to the Vista Outdoor 401(k) Plan following the Effective Time, including responsibility for any failure of Vista Outdoor to properly administer the Vista Outdoor 401(k) Plan in accordance with its terms and applicable Law and any failure to properly administer the accounts of current or former employees of Vista Outdoor or Revelyst and their respective beneficiaries in such Vista Outdoor 401(k) Plan.

(f) Non-U.S. Qualified Defined Contribution Plans. Except as otherwise agreed by the Parties, Vista Outdoor and Revelyst agree to use commercially reasonable efforts to treat each Vista Outdoor Benefit Plan that is a defined contribution plan for the benefit of employees outside of the United States (each, a “Non-U.S. DC Plan”) in a manner that is consistent with applicable Law and, to the extent practicable, the general principles of this Section 3.01, such that the members of the Revelyst Group shall assume and be solely responsible for all Liabilities under the Non-U.S. DC Plans for or relating to Revelyst Employees, subject to the transfer of any Assets under such Non-U.S. DC Plan for or relating to Revelyst Employees.

SECTION 3.02. Non-Qualified Defined Contribution Plans. Effective as of no later than immediately prior to the Effective Time, Revelyst shall adopt, establish and maintain a defined contribution supplemental executive retirement plan for the benefit of Revelyst Employees (the “Revelyst DC SERP”) that is substantially similar to the Vista Outdoor DC SERP. Effective as of immediately prior to the Effective Time, the Revelyst Group shall assume all Liabilities attributable to the Revelyst Employees under the Vista Outdoor DC SERP. Effective as of immediately prior to the Effective Time, to the extent permitted by applicable Law, Revelyst shall cause the Revelyst DC SERP to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to the Revelyst Employees who participated under the Vista Outdoor DC SERP until a new election that by its terms supersedes the original election is made by the Revelyst Employee in accordance with applicable Law and the terms and conditions of the Revelyst DC SERP.

SECTION 3.03. Qualified Defined Benefit Pension Plans. Following the Effective Time, the Vista Outdoor Group shall retain sponsorship of the Vista Outdoor Pension and Retirement Plan (the “Vista Outdoor Pension Plan”), and Vista Outdoor or the Vista Outdoor Pension Plan shall retain all Assets and Liabilities arising out of or relating to the Vista Outdoor Pension Plan, including those relating to each Revelyst Employee and Former Revelyst Employee (and their respective beneficiaries) in connection with his or her service prior to the Effective Time

(including the obligation to make all payments or distributions with respect to such Liabilities in accordance with the terms of the Vista Outdoor Pension Plan). Following the Effective Time, the Vista Outdoor Group and the Revelyst Group shall use commercially reasonable efforts to cooperate in administering the Vista Outdoor Pension Plan in connection with providing benefits to Revelyst Employees and Former Revelyst Employees in accordance with the terms of the Vista Outdoor Pension Plan, including by exchanging any necessary participant records. For the avoidance of doubt, in no event shall any Revelyst Employee who is not a participant in, or has not vested in a benefit under, the Vista Outdoor Pension Plan prior to the Effective Time become eligible to receive payments or benefits under the Vista Outdoor Pension Plan following the Effective Time.

SECTION 3.04. Non-Qualified Defined Benefit Pension Plans. Following the Effective Time, the Vista Outdoor Group shall retain sponsorship of the Vista Outdoor DB SERP, and Vista Outdoor or the Vista Outdoor DB SERP, as applicable, shall retain all Assets and Liabilities arising out of or relating to the Vista Outdoor DB SERP, including those relating to each Revelyst Employee and Former Revelyst Employee (and their respective beneficiaries) in connection with his or her service prior to the Effective Time (including the obligation to make all payments or distributions with respect to such Liabilities in accordance with the terms of the Vista Outdoor DB SERP). Following the Effective Time, the Vista Outdoor Group and the Revelyst Group shall use commercially reasonable efforts to cooperate in administering the Vista Outdoor DB SERP in connection with providing benefits to Revelyst Employees and Former Revelyst Employees in accordance with the terms of the Vista Outdoor DB SERP, including by exchanging any necessary participant records. The payment or distribution of any compensation to which any Revelyst Employee or Former Revelyst Employee (and their respective beneficiaries) is entitled under the Vista Outdoor DB SERP shall occur upon the time or times provided for under the applicable Vista Outdoor DB SERP and such Revelyst Employee’s or Former Revelyst Employee’s deferral or distribution elections, as applicable. For the avoidance of doubt, in no event shall any Revelyst Employee who is not a participant in, or has not vested in a benefit under, the Vista Outdoor DB SERP prior to the Effective Time become eligible to receive payments or benefits under the Vista Outdoor DB SERP following the Effective Time.

ARTICLE IV

WELFARE PLANS

SECTION 4.01. Establishment of the Revelyst Welfare Plans. Effective no later than the Effective Time, Revelyst shall have adopted, established and maintained Welfare Plans for the benefit of Revelyst Employees (the “Revelyst Welfare Plans”).

SECTION 4.02. Coverage of Revelyst Employees. No later than the Effective Time, each Revelyst Employee shall have become eligible to participate in the Revelyst Welfare Plans. To the extent applicable to any Revelyst Welfare Plans in which Revelyst Employees become eligible as of the Effective Time that provide benefits similar to the benefits that had been provided to such persons under a Vista Outdoor Welfare Plan immediately prior to such date, Revelyst shall cause the Revelyst Welfare Plans to recognize all coverage and contribution elections made by the Revelyst Employees under the Vista Outdoor Welfare Plans in effect for the period immediately prior to the Effective Time and shall apply such elections under the Revelyst Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. All beneficiary designations made by Revelyst Employees under the Vista Outdoor Welfare Plans shall, to the extent applicable, be transferred to, and be in full force and effect under, the Revelyst Welfare Plans until such beneficiary designations are replaced or revoked by the Revelyst Employee who made the beneficiary designation in accordance with the terms of such plans. With respect to each Revelyst Employee, each Revelyst Welfare Plan shall provide that for purposes of determining eligibility to participate, vesting and calculation of, and entitlement to, benefits, service by the Revelyst Employee prior to the Effective Time with Vista Outdoor and its Subsidiaries (including members of the Revelyst Group prior to the Effective Time) shall be treated as service with the Revelyst Group. Revelyst shall cause each Revelyst Welfare Plan to waive any waiting periods, evidence of insurability requirements and the application of any preexisting condition limitations with respect to each Revelyst Employee (and, if applicable, such Revelyst Employee’s participating spouse and/or dependents). Revelyst shall cause each Revelyst Welfare Plan to honor any deductible, co-payment and out-of-pocket maximums incurred by each Revelyst Employee (and, if applicable, such Revelyst Employee’s participating spouse and/or dependents) under the Vista Outdoor Welfare Plans in which such Revelyst Employee participated immediately prior to the Effective Time, if any, in satisfying any deductibles, co-payments or out-of-pocket maximums under the Revelyst Welfare Plans in which such Revelyst Employee is eligible to participate after the Effective Time in the same plan year in which any such deductibles, co-payments or out-of-pocket maximums were incurred. All amounts credited or applied to any annual or lifetime benefit limitation under a Vista Outdoor Welfare Plan with respect to a Revelyst Employee (and, if applicable, such Revelyst Employee’s participating spouse and/or dependents) shall be credited or applied to the annual or lifetime benefit limitation for such Revelyst Employee (and, if applicable, such Revelyst Employee’s participating spouse and/or dependents) under the corresponding Revelyst Welfare Plan.

SECTION 4.03. Welfare Plan Liabilities. (a) Revelyst Liabilities. Except as provided in Section 2.02 or Section 4.03(b), the Revelyst Group and the Revelyst Welfare Plans, as applicable, shall retain and be responsible for all claims for welfare benefits (and for any Liabilities arising as a result of such claims) incurred with respect to any Revelyst Employee (and, if applicable, such Revelyst Employee’s participating spouse and/or dependents) on or after the Effective Time under the Revelyst Welfare Plans, and no member of the Vista Outdoor Group or the Vista Outdoor Welfare Plans shall assume or retain any such Liabilities.

(b) Vista Outdoor Liabilities. Following the Effective Time, the Vista Outdoor Group shall retain sponsorship of the Vista Outdoor Welfare Plans and retain the right to any rebate earned in respect of such plans. Except as provided in Sections 4.04, 4.05 and 4.07 and subject to the last sentence of Section 2.04, the Vista Outdoor Group and the Vista Outdoor Welfare Plans shall retain and continue to be responsible for all claims for welfare benefits (and for any Liabilities arising as a result of such claims) incurred prior to the Effective Time with respect to any Revelyst Employee or Former Revelyst Employee (and, if applicable, such Revelyst Employee’s or Former Revelyst Employee’s participating spouse and/or dependents), whether such claims have been paid or remain unpaid as of such date, and the Revelyst Welfare Plans shall not assume or retain any such Liabilities.

(c) Claims Incurred. Claims for purposes of this Section 4.03 shall be considered to be incurred as follows: (i) health, dental, vision, employee assistance program and prescription drug benefits (including in respect of hospital confinement), upon provision of such services, materials or supplies and (ii) life, long-term disability, accidental death and dismemberment and business travel accident insurance benefits, upon the death, cessation of employment, injury, illness, or other event giving rise to such benefits.

SECTION 4.04. Disability. Revelyst shall assume all Liabilities related to short- and long-term disability benefits payable to any Revelyst Employee or Former Revelyst Employee from and after the Effective Time, even if the disability giving rise to the benefits first occurred before the Effective Time.

SECTION 4.05. Workers’ Compensation Claims. Effective on or before the Effective Time, Revelyst shall adopt, establish and maintain a workers’ compensation plan of the Revelyst Group (each, a “Revelyst Workers’ Compensation Plan”) for the benefit of Revelyst Employees. In the case of any workers’ compensation claim of any Revelyst Employee in respect of his or her employment with the Vista Outdoor Group or the Revelyst Group, such claim shall be covered (a) under the applicable Vista Outdoor Workers’ Compensation Plan if the Workers’ Compensation Event occurred prior to the Effective Time and (b) under the applicable Revelyst Workers’ Compensation Plan if the Workers’ Compensation Event occurs on or after the Effective Time. If the Workers’ Compensation Event occurs over a period both preceding and following the Effective Time, the claim shall be jointly covered under the Vista Outdoor Workers’ Compensation Plan and the Revelyst Workers’ Compensation Plan and shall be equitably apportioned between them based upon the relative periods of time that the Workers’ Compensation Event transpired preceding and following the Effective Time.

SECTION 4.06. COBRA. In the event that a Former Revelyst Employee (or his or her qualified beneficiary) was receiving, or was eligible to receive, continuation health coverage pursuant to COBRA prior to the Effective Time, Vista Outdoor and the applicable Vista Outdoor Welfare Plans shall be responsible for all such Liabilities to such employee (or his or her eligible dependents) in respect of COBRA. In the event a Revelyst Employee or his or her qualified beneficiary becomes eligible to receive continuation health coverage pursuant to COBRA on or following the Effective Time, Revelyst and the Revelyst Welfare Plans shall be responsible for all Liabilities to such employee or former employee (or his or her eligible dependents) in respect of COBRA. Revelyst shall indemnify, defend and hold harmless the members of the Vista Outdoor Group from and against all Liabilities relating to, arising out of or resulting from COBRA provided by Revelyst, or the failure of Revelyst to meet its COBRA obligations, to Revelyst Employees and their respective eligible dependents. Vista Outdoor shall indemnify, defend and hold harmless Revelyst from and against all Liabilities relating to, arising out of or resulting from COBRA provided by Vista Outdoor, or the failure of Vista Outdoor to meet its COBRA obligations, to any Vista Outdoor Employee, Former Vista Outdoor Employee or Former Revelyst Employee and their respective eligible dependents. The Vista Outdoor Welfare Plans shall not treat the Separation or the Merger as a COBRA qualifying event for any Revelyst Employee (or any eligible dependent of a Revelyst Employee).

SECTION 4.07. Flexible Spending Accounts. Effective no later than the Effective Time, Revelyst shall have adopted, established and maintained a flexible spending account plan for the benefit of Revelyst Employees (the “Revelyst FSA”). As of the Effective Time, each Revelyst Employee shall become eligible to participate in the Revelyst FSA, subject to the terms of such plan. Effective as of the Effective Time, the Revelyst FSA shall credit or debit the applicable account of each Revelyst Employee who, as of the Effective Time, was a participant in the flexible spending account plan maintained by the Vista Outdoor Group (the “Vista Outdoor FSA”) with an amount equal to the balance of his or her account under the Vista Outdoor FSA as of the Effective Time and shall continue his or her elections thereunder. If the claims made against a Revelyst Employee’s Vista Outdoor FSA account prior to the Effective Time exceed the amounts credited to such account at the Effective Time, Revelyst shall reimburse the Vista Outdoor Group for the aggregate amount of such difference. If the amounts credited to a Revelyst Employee’s Vista Outdoor FSA account at the Effective Time exceed the claims made against such account prior to the Effective Time, the Vista Outdoor Group shall reimburse Revelyst for the aggregate amount of such difference. As of the Effective Time, the Revelyst FSA and the Revelyst Group shall assume responsibility for all outstanding dependent care and medical care claims under the Vista Outdoor FSA of each Revelyst Employee and shall assume and perform the obligations from and after the Effective Time. From and after the Effective Time, the Vista Outdoor Group shall provide Revelyst with such information within the Vista Outdoor Group’s possession that Revelyst may reasonably request to enable it to verify any claims or contribution information pertaining to the Vista Outdoor FSA.

SECTION 4.08. Health Savings Accounts. Any Revelyst Employee who was contributing to a health savings account in connection with the Outdoor Employee’s participation in the Vista Outdoor Welfare Plans (a “Vista Outdoor Plan HSA”) shall retain ownership of such Vista Outdoor Plan HSA following the Effective Time. Revelyst shall take all actions as are necessary to enable any eligible Revelyst Employee to make health savings account contributions in connection with such Revelyst Employee’s participation in the Revelyst Welfare Plans (a “Revelyst Plan HSA”) following the Effective Time. Following the Effective Time, the Parties shall use commercially reasonable efforts to cooperate in transferring the Vista Outdoor Plan HSAs of Revelyst Employees to the respective Revelyst Plan HSAs of such Revelyst Employees.

SECTION 4.09. PTO Buy Plan. As of the Effective Time, each Revelyst Employee shall cease participation in the paid-time off buy and sell plan maintained by the Vista Outdoor Group (the “Vista Outdoor PTO Buy”) and shall become eligible to participate in a paid-time off buy and sell plan established by Revelyst (the “Revelyst PTO Buy”), subject to the terms of such plan. Effective as of the Effective Time, the Vista Outdoor PTO Buy shall credit or debit the applicable account of each Revelyst Employee who, as of the Effective Time, was a participant in the Vista Outdoor PTO Buy with an amount equal to the balance of his or her account under the Vista Outdoor PTO Buy as of the Effective Time, and shall continue his or her elections thereunder. If the claims made against a Revelyst Employee’s Vista Outdoor PTO Buy account prior to the Effective Time exceed the amounts credited to such account at the Effective Time, Revelyst shall reimburse Vista Outdoor for the aggregate amount of such difference. If the amounts credited to a Revelyst Employee’s Vista Outdoor PTO Buy at the Effective Time

exceed the claims made against such account prior to the Effective Time, Vista Outdoor shall reimburse Revelyst for the aggregate amount of such difference. As of the Effective Time, the Revelyst PTO Buy and the Revelyst Group shall assume responsibility for payment of all paid time off purchased by a Revelyst Employee before the Effective Time but unused as of the Effective Time, consistent with the terms of the Revelyst PTO Buy. From and after the Effective Time, Vista Outdoor shall provide Revelyst with such information within Vista Outdoor’s possession that Revelyst may reasonably request to enable it to verify any claims or contribution information pertaining to the Vista Outdoor PTO Buy.

ARTICLE V

CERTAIN OTHER ARRANGEMENTS

SECTION 5.01. Other Revelyst Benefit Arrangements. Effective on or before the Effective Time, the Revelyst Group may adopt, establish and maintain Benefit Plans (other than Welfare Plans providing post-employment benefits other than COBRA and Pension Plans for the benefit of Revelyst Employees who are principally employed in the United States) for the benefit of Revelyst Employees and shall be solely responsible for all Liabilities with respect to such Revelyst Benefit Plans.

SECTION 5.02. Annual Bonuses. Effective on the Effective Time, the Revelyst Group shall assume all Liabilities under the Closing Year AIPs with respect to the Revelyst Employees and be responsible for the administration and payment of all such annual incentives earned thereunder and the Vista Outdoor Group shall have no Liability in respect of such annual incentives. Without limiting the foregoing, prior to the Effective Time, the Vista Outdoor board of directors shall determine the level of performance achievement (and applicable annual incentive award) for the portion of the fiscal year in which the Effective Time occurs prior to the Effective Time based on prorated full-year performance.

SECTION 5.03. Severance. On or before the Effective Time, the Revelyst Group shall assume, or enter into, severance plans, agreements or arrangements for Revelyst Employees with respect to all terminations of employment (or similar triggering events) that occur on or after the Effective Time, and shall be solely responsible for administering and paying all benefits under such plans, agreements or arrangements (including an income protection plan). Effective as of the Effective Time, Vista Outdoor shall have no Liability with respect to any severance benefits payable to Revelyst Employees under such plans, agreements or arrangements or otherwise. It is intended that no Revelyst Employee or Vista Outdoor Employee shall be eligible for termination or severance payments or benefits from the Vista Outdoor Group or the Revelyst Group as a result of the transfer or change of employment from one Party to the other or the occurrence of the Separation or the Merger.

SECTION 5.04. Non-Solicitation / No-Hire. Except as otherwise agreed by the Parties, during the period beginning at the Effective Time and ending on the second anniversary of the Closing Date, (a) no member of the Revelyst Group shall solicit for employment or hire (as an employee, consultant or otherwise) any Vista Outdoor Restricted Individual and (b) no member of the Vista Outdoor Group shall solicit for employment or hire (as an employee, consultant or otherwise) any Revelyst Restricted Individual. Notwithstanding the foregoing, this Section 5.04 shall not restrict an individual’s right of employment, nor does it restrict general, customary employment advertisements and recruiting efforts that are not targeted at, as applicable, Vista Outdoor Restricted Individuals or Revelyst Restricted Individuals. If a final and non-appealable judicial determination is made that any provision of this Section 5.04 constitutes an unreasonable or otherwise unenforceable restriction with respect to any particular jurisdiction, the provisions of this Section 5.04 shall not be rendered void but shall be deemed to be modified solely with respect to the applicable jurisdiction to the minimum extent necessary to remain in force and effect for the greatest period and to the greatest extent that such court determines constitutes a reasonable restriction under the circumstances.

SECTION 5.05. Employee Discount Program. The Parties agree that during the period beginning at the Effective Time and ending on the first anniversary of the Closing Date, (a) Vista Outdoor shall, and shall cause each member of the Vista Outdoor Group to, provide the products sold by the Vista Outdoor Business at a discount to any individual who is employed by the Revelyst Group and (b) Revelyst shall, and shall cause each member of the Revelyst Group to, provide the products sold by the Revelyst Business at a discount to any individual who is employed by the Vista Outdoor Group, in each case in accordance with the terms and subject to the limitations set forth on Schedule D.

ARTICLE VI

STOCK PLANS

SECTION 6.01. Revelyst Stock Plan. Effective as of no later than immediately prior to the Effective Time, Revelyst shall adopt, establish and maintain an equity compensation plan (the “Revelyst Stock Plan”).

SECTION 6.02. Restricted Stock Units Awards. Effective as of immediately prior to the Effective Time, each Company RSU held as of immediately prior to the Effective Time by any Revelyst Employee or Continuing Non-Employee Director shall be canceled and replaced with a Revelyst restricted stock unit award granted under the Revelyst Stock Plan (a “Substitute Revelyst RSU Award”). The number of Revelyst Shares subject to each such Substitute Revelyst RSU Award shall be equal to the number of Vista Outdoor Shares that remain subject to the applicable Company RSU as of immediately prior to the Effective Time multiplied by the Revelyst Conversion Ratio, rounded to the nearest whole share. Each Substitute Revelyst RSU Award shall have substantially the same terms and conditions (including vesting schedule) as the corresponding Company RSU to which it relates, except as provided herein, and shall continue to vest based solely on continued service with the Revelyst Group.

SECTION 6.03. Performance Stock Unit Awards. (a) Company PSU Awards. Effective as of immediately prior to the Effective Time, each Company PSU held as of immediately prior to the Effective Time by any Revelyst Employee shall be canceled and replaced with a Substitute Revelyst RSU Award. The number of Revelyst Shares subject to each such Substitute Revelyst RSU Award shall be equal to the number of Vista Outdoor Shares that remain subject to the applicable Company PSU as of immediately prior to the Effective Time assuming achievement of applicable performance goals at the levels set forth on Schedule E multiplied by the Revelyst Conversion Ratio, rounded to the nearest whole share. Each Substitute Revelyst RSU Award shall have substantially the same terms and conditions (including time-vesting schedule) as the corresponding Company PSU to which it relates, except as provided herein, and shall continue to vest based on continued service with the Revelyst Group.

(b) Specified Company PSU Awards. Effective as of immediately prior to the Effective Time, each Specified Company PSU held as of immediately prior to the Effective Time by any Revelyst Employee shall be converted into a Revelyst performance-based restricted stock unit award granted under the Revelyst Stock Plan (a “Substitute Revelyst PSU Award”). The target number of Revelyst Shares subject to each such Substitute Revelyst PSU Award shall be equal to the target number of Vista Outdoor Shares that remain subject to the applicable Specified Company PSU as of immediately prior to the Effective Time multiplied by the Revelyst Conversion Ratio, rounded to the nearest whole share. Each such Substitute Revelyst PSU Award shall have substantially the same terms and conditions (including performance conditions and vesting schedule) as the corresponding Specified Company PSU to which it relates, except as provided herein.

SECTION 6.04. Option Awards. Effective as of immediately prior to the Effective Time, each Company Option held as of immediately prior to the Effective Time, whether vested or unvested, by any Revelyst Employee shall be canceled and replaced with an option to purchase Revelyst Shares granted under the Revelyst Stock Plan (a “Substitute Revelyst Option Award”). The number of Revelyst Shares subject to each such Substitute Revelyst Option Award shall be equal to (a) the number of Vista Outdoor Shares issuable upon the exercise of the applicable Company Option as of immediately prior to the Effective Time multiplied by (b) the Revelyst Conversion Ratio, rounded down to the nearest whole share. Each Substitute Option Award shall have a per-share exercise price equal to the (i) the per-share exercise price of the corresponding Company Option immediately prior to the Effective Time, divided by (ii) the Revelyst Conversion Ratio, rounded up to the nearest cent. Each Substitute Revelyst Option Award shall have substantially the same terms and conditions (including vesting schedule) as the corresponding Company Option to which it relates, except as provided herein, and shall continue to vest based solely on continued service with the Revelyst Group.

SECTION 6.05. Deferred Stock Units. Effective as of immediately prior to the Effective Time, each Company DSU held as of immediately prior to the Effective Time by any Continuing Non-Employee Director shall be canceled and replaced with a Revelyst deferred stock unit award granted under the Revelyst Stock Plan (a “Substitute Revelyst DSU Award”). The number of Revelyst Shares subject to each such Substitute Revelyst DSU Award shall be equal to the number of Vista Outdoor Shares that remain subject to the applicable Company DSU as of immediately prior to the Effective Time multiplied by the Revelyst Conversion Ratio, rounded to the nearest whole share. Each Substitute Revelyst DSU Award shall have substantially the same terms and conditions (including vesting schedule) as the corresponding Company DSU to which it relates, except as provided herein, and shall continue to vest based solely on continued service with the Revelyst Group.

SECTION 6.06. Approval and Terms of Equity Awards. The Parties shall adopt and approve the issuance of the canceled and replaced awards provided for herein. Notwithstanding the foregoing, awards made under the Revelyst Stock Plan pursuant to Revelyst’s obligations under this Agreement shall take into account all employment and service with both Vista Outdoor and Revelyst, and their respective Subsidiaries and Affiliates, for purposes of determining when such awards vest and terminate. Revelyst shall be solely responsible for all Liabilities with respect to the Revelyst Stock Plan, including the Substitute Revelyst RSU Awards, the Substitute Revelyst PSU Awards, the Substitute Revelyst Option Awards and the Substitute Revelyst DSU Awards, and shall indemnify, defend and hold harmless each of the Vista Outdoor Indemnitees from and against any and all expenses and losses incurred or suffered by one or more of the Vista Outdoor Indemnitees in connection with, relating to, arising out of or due to, directly or indirectly, any replacement of awards substituted hereunder.

ARTICLE VII

EMPLOYEE STOCK PURCHASE PLAN

SECTION 7.01. Revelyst ESPP. Effective as of no later than the Effective Time, Revelyst shall adopt, establish and maintain an employee stock purchase plan (within the meaning of Section 423 of the Code).

ARTICLE VIII

COMPENSATION MATTERS AND GENERAL BENEFIT MATTERS

SECTION 8.01. Cessation of Participation in Vista Outdoor Benefit Plans. Except as otherwise provided in this Agreement or as required by the terms of any Vista Outdoor Benefit Plan or applicable Law, the Vista Outdoor Group shall take any and all action as shall be necessary or appropriate so that participation in Vista Outdoor Benefit Plans by all Revelyst Employees shall terminate as of the close of business on the date immediately prior to the Closing Date and each member of the Revelyst Group shall cease to be a participating employer under the terms of such Vista Outdoor Benefit Plans as of such time.

SECTION 8.02. Administrative Complaints/Litigation.

(a) Except as otherwise provided in this Agreement and as set forth in Section 8.02(b), as of the Effective Time, Revelyst shall assume, conduct the defense of, and be solely liable for, the handling, administration, investigation and defense of, actions related to (i) the Revelyst Liabilities and (ii) any Revelyst Benefit Plan, Revelyst Employee, Former Revelyst Employee or Former Shared Services Employee, arising before, on or after the Effective Time, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against the Vista Outdoor Group or the Revelyst Group by any Person (other than those related to a Vista Outdoor Benefit Plan). Any Liabilities arising from such actions shall be deemed Revelyst Liabilities under the Separation Agreement.

(b) Except as otherwise provided in this Agreement, as of the Effective Time, Vista Outdoor shall assume, conduct the defense of, and be solely liable for, the handling, administration, investigation and defense of actions related to (i) the Vista Outdoor Liabilities and (ii) any Vista Outdoor Benefit Plan, Vista Outdoor Employee or Former Vista Outdoor Employee, arising before, on or after the Effective Time, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against the Vista Outdoor Group or the Revelyst Group by any Person (other than those related to a Revelyst Benefit Plan). Any Liabilities arising from such actions or as otherwise expressly provided in this Agreement shall be deemed Vista Outdoor Liabilities under the Separation Agreement.

SECTION 8.03. Restrictive Covenants in Employment and Other Agreements. To the extent permitted under applicable Law, following the Effective Time, (a) the Revelyst Group shall be considered to be a successor to the Vista Outdoor Group for purposes of all agreements containing restrictive covenants (including confidentiality provisions and invention assignments) between the Vista Outdoor Group and any Revelyst Employee or Former Revelyst Employee executed prior to the Effective Time and (b) the Vista Outdoor Group shall be considered to be a successor to the Revelyst Group for purposes of all agreement containing restrictive covenants (including confidentiality provisions and invention assignments) between the Revelyst Group and any Vista Outdoor Employee executed prior to the Effective Time, in each case, such that the Vista Outdoor Group and the Revelyst Group shall all enjoy the rights and benefits under such agreements, with respect to their respective business operations; provided, however, that (i) in no event shall the Vista Outdoor Group be permitted to enforce any restrictive covenants against any Revelyst Employees or Former Revelyst Employees in their capacity as employees of the Revelyst Group and (ii) in no event shall the Revelyst Group be permitted to enforce any restrictive covenants against any Vista Outdoor Employees or Former Vista Outdoor Employees in their capacity as employees of the Vista Outdoor Group.

SECTION 8.04. Past Service Credit. With respect to all Revelyst Employees, as of the Effective Time, the Revelyst Group shall recognize all service recognized under the comparable Vista Outdoor Benefit Plans for purposes of determining eligibility, participation, vesting and calculation of benefits under comparable plans and programs maintained by the Revelyst Group; provided that there shall be no duplication of benefits for Revelyst Employees under such Revelyst plans and programs. The Vista Outdoor Group shall provide to Revelyst copies of any records available to the Vista Outdoor Group to document such service, plan participation and membership and cooperate with Revelyst to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to the Revelyst Employees. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, the Vista Outdoor Group and Revelyst shall each comply with all applicable Laws, regulations and internal policies and each Party shall indemnify and hold harmless the other Party from and against any and all Liability that arises from a failure (by the indemnifying Party) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

SECTION 8.05. Paid Time Off. Effective as of the Effective Time, the Revelyst Group shall recognize and assume all Liability for all paid time off, including vacation, holiday, sick leave and personal days off accrued by Revelyst Employees as of the Effective Time, and the Revelyst Group shall credit each Revelyst Employee with such accrued days off.

SECTION 8.06. Leaves of Absence. The Revelyst Group shall continue to apply all leave of absence policies as in effect immediately prior to the Effective Time to inactive Revelyst Employees who are on an approved leave of absence as of the Effective Time. Leaves of absence taken by Revelyst Employees prior to the Effective Time shall be deemed to have been taken as employees of Revelyst.

SECTION 8.07. Collective Bargaining Agreements. To the extent required by applicable Law or any Revelyst CBA, each Party shall cooperate and consult in good faith to provide notice, engage in consultation, and take any similar action that may be required on its part in connection with the Separation.

SECTION 8.08. Vista Outdoor Assets. Except as otherwise set forth herein, the Vista Outdoor Group or the Vista Outdoor Benefit Plans, as applicable, shall retain all reserves, bank accounts, trust funds or other balances maintained with respect to Vista Outdoor Benefit Plans.

SECTION 8.09. Further Cooperation; Personnel Records; Data Sharing. The Parties shall provide each other such records and information as reasonably necessary or appropriate to carry out their obligations under applicable Law or this Agreement or for the purposes of administering their respective plans and policies. Subject to the last sentence of Section 2.04, each Party shall be responsible for the accuracy of records and information provided to the other Party pursuant to this Section 8.09 and shall indemnify such other Party for any losses caused by inaccurate information that it has provided (including failure to timely provide such records and information). Subject to applicable Law, all information and records regarding employment and personnel matters of Revelyst Employees and Former Revelyst Employee shall be accessed, retained, held, used, copied and transmitted after the Effective Time by the Vista Outdoor Group and Revelyst, as applicable, in accordance with all Laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records. Access to such records after the Effective Time shall be provided to the Vista Outdoor Group and Revelyst, as applicable, in accordance with Article VI of the Separation Agreement. Notwithstanding the foregoing, the Vista Outdoor Group shall retain reasonable access to those records necessary for the Vista Outdoor Group’s continued administration of any plans or programs on behalf of Revelyst Employees and Former Revelyst Employees after the Effective Time, and Revelyst shall retain reasonable access to those records necessary for the Revelyst Group’s administration of any equity award or other compensation or benefit payable or administered by the Revelyst Group after the Effective Time, provided that such access shall be limited to individuals who have a job-related need to access such records. The Vista Outdoor Group shall also retain copies of all confidentiality agreements with any Revelyst Employee or

Former Revelyst Employee in which the Vista Outdoor Group has a valid business interest. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, the Vista Outdoor Group and Revelyst shall each comply with all applicable Laws, regulations and internal policies, and each Party shall indemnify and hold harmless the other Party from and against any and all Liability that arises from a failure (by the indemnifying Party) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

SECTION 8.10. Tax Deductions.

(a) Except as provided in this Section 8.10, any income Tax deduction arising before or after the Effective Time with respect to (i) the Vista Outdoor Pension Plan and the Vista Outdoor DB SERP shall be claimed solely by Vista Outdoor, (ii) Revelyst Shares received in exchange for Vista Outdoor Shares purchased via the Vista Outdoor ESPP shall be claimed solely by Revelyst, and (iii) Substitute Revelyst RSU Awards, Substitute Revelyst PSU Awards, Substitute Revelyst Option Awards and Substitute Revelyst DSU Awards shall be claimed solely by Revelyst.

(b) The Parties shall reasonably cooperate with each other to provide the information (including information from third parties) necessary for the Party entitled pursuant to Section 8.10(a) to a Tax deduction to claim such Tax deduction.

(c) If any taxing authority asserts that any of the foregoing income Tax deductions claimed by the Party entitled to such deduction pursuant to Section 8.10(a) (the “Claiming Party”) should have been claimed instead by the other Party (the “Other Party”), then the Claiming Party shall notify the Other Party of such assertion, and the Other Party shall take all actions reasonably necessary or appropriate to claim such deduction (including, if necessary, filing an amended Tax Return and otherwise preventing the applicable statute of limitations from expiring). If the Other Party successfully claims the income Tax deduction, it shall promptly (but in no event later than 20 business days) pay to the Claiming Party an amount equal to the economic benefit of such deduction (calculated on a “with and without” basis).

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01. Employment and Plan Rights. Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that (a) this Agreement is not intended to create a service-related contract between any member of the Vista Outdoor Group or the Revelyst Group, on the one hand, and any employee or service provider, on the other, nor may any current or former employee or service provider of the Vista Outdoor Group or the Revelyst Group rely on this Agreement as the basis for any breach of any service-related contract claim against any member of the Vista Outdoor Group or the Revelyst Group, (b) nothing in this Agreement shall be deemed or construed to require any member of the Vista Outdoor Group or the Revelyst Group to continue to employ any particular employee or service provider for any period before or after the Effective Time, (c) nothing in this Agreement shall be deemed or construed to limit the right of any member of the Vista Outdoor Group or the Revelyst Group to terminate the employment or service of any employee or service provider at any time before or after the Effective Time and (d) nothing in this Agreement shall be construed as establishing or amending any Benefit Plan or any other plan, policy, agreement or arrangement for the benefit of any employee or any other person of the Vista Outdoor Group or the Revelyst Group.

SECTION 9.02. Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith is confidential and is subject to the terms of the confidentiality provisions set forth in Section 6.09 of the Separation Agreement.

SECTION 9.03. Reimbursement and Indemnification. With respect to any reimbursements between the Parties that are required under this Agreement, the Parties agree to reimburse each other, within 30 days of receipt from the other Party of appropriate verification, for all costs and expenses which each may incur on behalf of the other as a result of any of the Benefit Plans. All Liabilities retained, assumed or indemnified against by the Revelyst Group pursuant to this Agreement shall be subject to indemnification under Section 5.02 of the Separation Agreement and all Liabilities retained, assumed or indemnified against by the Vista Outdoor Group pursuant to this Agreement shall be subject to indemnification under Section 5.03 of the Separation Agreement, and all such Liabilities shall be subject to the indemnification procedures set forth in Article V of the Separation Agreement.

SECTION 9.04. Entire Agreement. This Agreement, including any schedules hereto and the sections of the Separation Agreement referenced herein, contains the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof or thereof other than those set forth or referred to herein or therein.

SECTION 9.05. Section 409A. The Parties shall cooperate in good faith and use reasonable best efforts to ensure that the transactions contemplated by this Agreement shall not result in adverse tax consequences under Section 409A of the Code to any Revelyst Employee, Former Revelyst Employee, Vista Outdoor Employee, Former Vista Outdoor Employee or Former Shared Services Employee (or any of their respective beneficiaries), in respect of their respective benefits under any Benefit Plan.

SECTION 9.06. Amendment. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party hereto, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

SECTION 9.07. Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this

Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of either Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

SECTION 9.08. Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by electronic or PDF signature and scanned and exchanged by electronic mail, and such electronic or PDF signature shall constitute an original for all purposes.

SECTION 9.09. Assignability. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party and Parent. Any purported assignment without such consent shall be void. Subject to the two immediately preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. No assignment permitted by this Section 9.09 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

SECTION 9.10. No Third-Party Beneficiaries. No Revelyst Employee, Former Revelyst Employee, Vista Outdoor Employee, Former Vista Outdoor Employee, Former Shared Services Employee or other current or former employee of any member of the Vista Outdoor Group or any member of the Revelyst Group (or his/her spouse, dependent or beneficiary), or any other person not a Party to this Agreement, shall be entitled to assert any claim hereunder. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder and there are no third-Party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

SECTION 9.11. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered or mailed in accordance with the terms of Section 11.05 of the Separation Agreement.

SECTION 9.12. Force Majeure. No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, including acts of God, acts of civil or military authority, embargoes, acts of terrorism, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) notify the other Party of the nature and extent of any such force majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as reasonably feasible.

SECTION 9.13. No Public Announcement. Neither Party hereto shall, without the prior written approval of the other Party, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by Law or the rules of any regulatory body or stock exchange, in which case the other Party shall be advised and the Parties shall use their respective commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and U.S. Securities and Exchange Commission disclosure obligations or the rules of any stock exchange.

SECTION 9.14. Limited Liability. Notwithstanding any other provision of this Agreement, no Person who is a stockholder, director, employee, officer, agent or representative of Revelyst or Vista Outdoor, in such individual’s capacity as such, shall have any Liability in respect of or relating to the covenants or obligations of Revelyst or Vista Outdoor, as applicable, under this Agreement, the Separation Agreement or any other Ancillary Agreement or in respect of any certificate delivered with respect hereto or thereto, and, to the fullest extent legally permissible, each of Revelyst and Vista Outdoor, for itself and its stockholders, directors, employees, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability that any such individual otherwise might have pursuant to applicable Law.

SECTION 9.15. Conflicts. Notwithstanding anything in this Agreement to the contrary, in the event of a conflict between any of the provisions hereof with any of the provisions of the Merger Agreement or the Separation Agreement, the terms of this Agreement shall control.

SECTION 9.16. Effect if Separation Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Closing, this Agreement shall be of no further force and effect.

SECTION 9.17. Miscellaneous. Except as otherwise expressly set forth in this Agreement, the provisions of Article XI of the Separation Agreement shall apply mutatis mutandis to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives as of the date first above written.

VISTA OUTDOOR INC.

By:	/s/ Gary L. McArthur
Name:	Gary L. McArthur
Title:	Chief Executive Officer, Interim

REVELYST, INC.

By:	/s/ Eric Nyman
Name:	Eric Nyman
Title:	Chief Executive Officer

[Signature Page to Employee Matters Agreement]